UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020 (July 26, 2019)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 315
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

On July 26, 2019, SMG Industries Inc.’s board of directors appointed Mr. R. Michael Villarreal to serve as a member of the Company’s board of directors to fill the vacancy created by the untimely passing of board member Mr. John Boylan. Mr. Villarreal has been appointed to serve until the next election of directors or until his earlier resignation or removal.

R. Michael Villarreal is the Founder and President of Flite Banking Centers, LLC since its 2009 inception. Flite is a leading provider of specialty real estate for the deployment of off-premise ATMs for financial institutions. Flite is an authorized NCR Solutions provider for intelligent ATM equipment and software. Mr. Villarreal is responsible for the implementation and execution of Flite’s business strategies, strategic partnerships, capital fund raising and oversees Flite’s growth initiatives. Mr. Villarreal has negotiated long-term strategic real estate contracts with Walmart Inc, Albertsons Companies, Starbucks, Inc., Brixmor Properties Group, Weingarten Realty and many other commercial retail landowners. As president of Flite, Mr. Villarreal has established strategic relationships and long-term contracts with several U.S. and International Financial Institutions, including JPMorgan Chase, Wells Fargo, Bank of America, BBVA, M&T Bank, PNC Bank, Regions Bank, and USAA Federal Savings Bank. Prior to establishing Flite, from March 2008 to March 2009, Mr. Villarreal was the Co-founder and Managing Partner of V.V. Swartz and Co., where he was responsible for the origination and execution of strategic advisory services, including mergers and acquisitions and private capital placements for micro-cap and small-cap energy companies. From May 2006 to February 2008, Mr. Villarreal was a Senior Vice President with Morgan Keegan’s energy investment banking group, where his duties involved origination and execution of public market capital transactions, M&A advisory, private capital placements, and strategic advisory services. From June 2005 to June 2006, Mr. Villarreal was a Managing Director with DRG&L where he co-led the firm’s Energy Capital Markets Advisory practices. Mr. Villarreal has over 14 years’ experience as a senior equity research analyst covering oilfield service companies and independent producers. He has held senior level positions with Morgan Keegan, CIBC World Markets, Dillon Read & Company and Jefferies & Co. Mr. Villarreal received his B.B.A. in Finance from the University of Houston.

On July 26, 2019, in connection with Mr. Villarreal’s appointment to the board of directors, the Company granted to Mr. Villarreal options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $0.45 per share, exercisable for a period of five years from the date of grant, pursuant to the 2018 Stock Option Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2020	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President